United States
                       Securities and Exchange Commission
                              Washington D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report(Date of the earliest event reported)

                                 April 24, 2006
                                 --------------

                                 THE STEPHAN CO.
             (Exact name of registrant as specified in its charter)


     Florida                         1-4436                     59-676812
 (State or other                (Commission File            (I.R.S. Employer
 jurisdiction of                    Number)              Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                          33309
    (Address of principal executive offices)                 (Zip Code)

                                 (954) 971-0600
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

      On April 24, 2006, the Registrant ("TSC") entered into a Sub- license Agreement with Romella International AB ("Romella") for the non-exclusive rights to manufacture, market and distribute fragrance, bath and body products in the United States (including its possessions) bearing the likeness and images of the "Peanuts" characters made famous in the comic strip by Charles M. Schulz. (the "Sublicense Agreement). (Romella is a licensee of United Features Syndicate, the owner and holder of the "Peanuts" trademark and copyrights.) The term of the Sublicense Agreement runs until March 2009 but can be extended by formal written agreement between the parties. The Sublicense Agreement gives TSC distribution rights to direct mail catalogs, Duty Free Shops, Department Stores, Home Shopping Channels, Mass Market Retailers, Department Stores and Super Market/Grocery Stores. The Sublicense Agreement also includes cosmetic bags and other types of carry-on bags, which TSC intends to market with its fragrance and bath items.

      A copy of the Sublicense Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.01. Regulation FD Disclosure.

      On April 18, 2006, the Company issued a press release announcing the terms of the License Agreement. A copy of the press release is furnished as Exhibit
99.2 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        Sub-License Agreement between Romella International AB and The
            Stephan Co.

99.2        The Stephan Co. Press Release dated April 18, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on April 26, 2006.

The Stephan Co.

By:


/s/ David Spiegel
-----------------------
David Spiegel
Chief Financial Officer